Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment Number 1 to Registration Statement Number 33-29053 on Form S-8 dated January 26, 1990, and  in Registration Statement Number 333-102810 on Form S-8 dated January 29, 2003, pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan B of our report dated April 21, 2016, with respect to the financial statements and supplemental schedule of the Hormel Foods Corporation Tax Deferred Investment Plan B included in this Annual Report (Form 11-K) for the year ended October 25, 2015.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 21, 2016